Exhibit 5.01




                               September 17, 1996







(212) 351-4000                                                    C 80337-00058

     Saks Holdings, Inc.
     12 East 49th Street
     New York, New York  10017

               Re:  "Registration Statement on Form S-1
                    -----------------------------------

     Ladies and Gentlemen:


               We have examined the Registration Statement on Form S-1 (the "Registration Statement"), File No. 333-11101, of Saks Holdings, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the public offering by the Company of up to $230,000,000 aggregate principal amount of _____% Convertible Subordinated Notes due 2006 (the "Notes"). The Notes are convertible into shares of the Company's Common Stock, par value $.01 per share ("the Common Stock"). The Notes are to be publicly offered and sold by Goldman Sachs & Co., CS First Boston, Morgan Stanley & Co. and Salomon Brothers Inc (collectively, the "Underwriters"). The Notes will be issued by the Company pursuant to the terms of an Indenture (the "Indenture") to be entered into between the Company and Bankers Trust Company, as Trustee (the "Trustee"). The Notes will be acquired by the Underwriters pursuant to the terms of an Underwriting Agreement (the "Underwriting Agreement") to be entered into between the Company and the Underwriters. Forms of the Underwriting Agreement and the Indenture have been filed as exhibits to the Registration Statement.























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     Saks Holdings, Inc.
     September 17, 1996
     Page 2



               For the purposes of the opinions set forth below, we have examined and are familiar with the proceedings taken and proposed to be taken by the Company in connection with the issuance and sale of the Notes, as well as the issuance of shares of Common Stock upon conversion of the Notes. In arriving at the following opinions, we have relied, among other things, upon our examination of such corporate records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed appropriate. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

               Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined and subject to the completion of the proceedings to be taken by the Company, the Trustee and the Underwriters prior to the sale of the Notes and subject to the receipt from the Commission of an order declaring the Registration Statement effective, it is our opinion that:

               1. The Notes, when executed, issued and delivered in accordance with the terms of the Indenture and the Underwriting Agreement (assuming due execution and delivery of the Indenture and authentication of the Notes by the Trustee and payment for the Notes by the Underwriters), will be binding obligations of the Company.

               2. The shares of Common Stock issuable upon conversion of the Notes, when issued in accordance with the terms and conditions of the Notes and the Indenture, will be validly issued, fully paid and non-assessable.

               Our opinion is subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, arrangement and other laws affecting creditor's rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers; (ii) the limitations imposed by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and
     (iii) our assumption that there exist no agreements, understandings or negotiations among the parties to the Indenture or to the





















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     Saks Holdings, Inc.
     September 17, 1996
     Page 3


     Underwriting Agreement that would modify the terms of either thereof or the respective rights or obligations of the parties thereunder.

               We render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the United States of America, the laws of the State of New York and, for the purposes of our opinion set forth in paragraph 2 above, the General Corporation Law of the State of Delaware. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed.

               We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Validity of Notes" in the Registration Statement and the Prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                        Very truly yours,



                                        /s/ GIBSON, DUNN & CRUTCHER LLP